UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2025

Omega Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 3, 2025, Omega Therapeutics, Inc. (the “Company”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with Pioneering Medicines 08-B, Inc. (the “Supporting Party”), an affiliate of Flagship Pioneering, Inc. (“Flagship Pioneering”), and certain funds affiliated with Flagship Pioneering that, collectively, are significant stockholders of the Company.

The RSA and related transactions contemplate a potential sale of all or substantially all of the Company’s assets and the entry into new financing facilities to fund a sale process and wind down of any remaining Company assets. Specifically, the RSA provides, in pertinent part, that the following financing transactions will occur, the proceeds of which will be used to fund the operational needs of the Company as the debtor-in-possession in a voluntary proceeding under Chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time (any such case, the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and to fund the administration of the Company’s Chapter 11 Case, among other fees and expenses:

•

Pursuant to the RSA, the Supporting Party, as bridge lender, has agreed to make a bridge term loan (the “Bridge Loan”) to the Company in a total aggregate principal amount of approximately $1,400,000, in the form of a secured promissory note. The Bridge Loan will be secured by a first priority, senior security interest in substantially all of the assets now owned or hereafter acquired by the Company or in which the Company otherwise has rights and all proceeds thereof, subject only to certain permitted liens, and will be funded upon signing of the RSA.

•

Pursuant to the RSA, the Supporting Party, as post-petition lender to the debtor-in-possession, has agreed to make a senior secured superpriority debtor-in-possession loan (the “DIP Loan”) to the Company consisting of (a) new money term loan commitments from the Supporting Party and (b) a roll-up of the Bridge Loan (the “Roll-Up Loans”). The DIP Facility will be secured by certain superpriority and continuing security interests in substantially all of the assets now owned or hereafter acquired by the Company or in which the Company otherwise has rights and all proceeds thereof, subject only to certain permitted liens. The DIP Loan will include certain covenants, including delivery by the Company of a statement of cash receipts and disbursements on a weekly basis.

Pursuant to the RSA, the Company will negotiate in good faith a stalking horse asset purchase agreement with the Supporting Party (or a designee thereof), as purchaser, for the sale of substantially all of the Company’s assets, and which will contain customary, market bid protections.

The transactions contemplated by the RSA (other than the Bridge Loan), including the use of proceeds from the DIP Loan, are subject to and conditioned upon, among other things, approval by the Bankruptcy Court.

Pursuant to the RSA, the Company and the Supporting Party have made certain customary covenants to each other.

The RSA also includes certain milestones (the “Milestones”) for the progress of the Chapter 11 Case, which include, except as otherwise may be agreed by the parties thereto, (i) commencement of the Chapter 11 Case by no later than February 10, 2025, at 11:59 a.m. (ET), (ii) approval, no later than 30 days after the Petition Date, of the DIP Loan by the Bankruptcy Court, (iii) conclusion of an auction for the Company’s assets no later than 55 days after the Petition Date, and (iv) entry of an order approving the sale by the Bankruptcy Court no later than 60 days after the Petition Date, with the sale being consummated no later than 70 days following the Petition Date.

Although the Company intends to pursue the transactions in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing the transactions contemplated thereby, whether on the same or different terms or at all.

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on January 13, 2025, the Company received a notice of default under the Loan and Security Agreement, dated as of March 9, 2018 (the “Loan Agreement”), by and between the Company and Banc of California (“BOC”), from BOC. Based on its assertion of the alleged events of default, BOC declared all outstanding obligations under the Loan Agreement immediately due and payable purportedly in accordance with Section 9.1(g) of the Loan Agreement. BOC also set off and applied to the balance of the Company’s obligations under the Loan Agreement $14,666,666.72 of deposits of the Company held by BOC. Prior to receiving the notice of default, the Company had maintained the required minimum cash balances, and had timely paid BOC its indebtedness and other obligations as they became due. In addition, the bases for an event of default asserted in the notice of default, including with respect to the Company’s stock price and corporate governance, did not align with the covenants in the Loan Agreement. The Company believes it was not in default under the Loan Agreement, and that BOC did not have the right to accelerate the indebtedness or otherwise pursue remedies thereunder.

On January 29, 2025, BOC released its liens on substantially all of the Company’s assets that secured its obligations under the Loan Agreement. Following BOC’s authorization, the Company filed a UCC-3 Termination Statement with respect to those security interests, and the Loan Agreement terminated, subject to survival of certain provisions in accordance with its terms.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of the Current Report on Form 8-K (this “Current Report”) is hereby incorporated by reference in this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 29, 2025, the Company received a written notice (the “Notice”) from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Notice has no effect at this time on the listing of the Common Stock, which continues to trade on The Nasdaq Global Market under the symbol “OMGA”.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until July 28, 2025 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the Compliance Date.

If the Company does not regain compliance with the Minimum Bid Price Requirement by the Compliance Date, the Company may be eligible for a second 180 calendar day compliance period. To qualify, the Company must submit an application to transfer the listing of the Common Stock to The Nasdaq Capital Market, which requires the Company to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company would also need to pay an application fee to Nasdaq and to provide written notice of its intention to cure the deficiency during the additional compliance period. As part of its review process, Nasdaq will make a determination of whether it believes the Company will be able to cure this deficiency. If the Company does not qualify for or fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist its Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq hearings panel. There can be no assurance that, if the Company decides to appeal any delisting determination, such appeal would be successful.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2025, the Company, with the approval a restructuring committee of the Board (the “Restructuring Committee”), entered into a retention letter agreement with each of Kaan Certel, the Company’s Chief Executive Officer, and Barbara Chan, the Company’s Senior Vice President, Finance and Chief Accounting Officer and agreed to pay a retention bonus to each of Mr. Certel and Ms. Chan in the amount of $40,000 and $81,400, respectively. The retention bonus is subject to the recipient’s obligation to repay the net after-tax bonus in the event that the recipient’s employment with the Company is terminated by the Company for cause, or the recipient resigns without good reason, prior to the earlier of (a) June 30, 2025, (b) the effective date of the recipient’s termination of employment by the Company other than for cause or (c) the closing of a “Sale Transaction” as defined in and contemplated under the RSA.

Item 8.01. Other Events.

On February 3, 2025, the Restructuring Committee approved a reduction in the Company’s current workforce by up to 17 employees, effective immediately. The Restructuring Committee’s decision was based on cost-reduction initiatives intended to reduce the Company’s ongoing operating expenses in connection with the transactions described in Item 1.01 of this Current Report related to the Chapter 11 Case and the potential sale of all or substantially all of the Company’s assets

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s pursuit of the transactions contemplated by the Restructuring Support Agreement, the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to actively monitor its closing bid price of its Common Stock and the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Minimum Bid Price Requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA THERAPEUTICS, INC.

Date: February 3, 2025	By:	/s/ Kaan Certel, Ph.D.
Kaan Certel, Ph.D.
President and Chief Executive Officer